UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2016
TAL INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-126317	20-1796526

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manhattanville Road Purchase, New York 10577	10577

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 251-9000
Not Applicable

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On June 13, 2016, TAL International Group, Inc. (“TAL”) issued a press release announcing that it intends to convene and immediately adjourn the special meeting of TAL stockholders for approval of the proposed combination with Triton Container International Limited (“Triton”) to be held on June 14, 2016. The special meeting will be adjourned until the special meeting is reconvened at 10:00 a.m., Eastern Time, on July 12, 2016 at the Crowne Plaza White Plains, 66 Hale Avenue, White Plains, New York 10601. The record date for the special meeting will remain April 25, 2016.
The press release also announces that the Board of Directors of TAL has determined to waive the contingency relating to the payment of the previously announced $0.54 per share special dividend, declared by TAL on May 26, 2016, so that such dividend is no longer contingent upon TAL stockholder approval of the combination with Triton. As a result, the $0.54 per share special dividend will be paid on June 15, 2016 to holders of TAL common stock as of the close of business on June 8, 2016. TAL has been informed by the New York Stock Exchange that TAL’s common stock will trade ex-dividend commencing on June 15, 2016.
A copy of TAL’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 13, 2016, of TAL International Group, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAL INTERNATIONAL GROUP, INC.

Dated: June 13, 2016	By:	/s/ John Burns
	Name:	John Burns
	Title:	Senior Vice President and Chief Financial Officer